Exhibit 99.1

LKQ Corporation to Acquire Equity Interest in Mekonomen Group

Chicago, IL (November 28, 2016)-LKQ Corporation (Nasdaq: LKQ) today announced that it has entered into an agreement to acquire an equity interest in Mekonomen AB (STO: MEKO) from Axel Johnson AB (“AXJ”). Headquartered in Stockholm, Sweden, Mekonomen Group is the leading independent car parts and service chain in the Nordic region of Europe, offering a wide range of quality products including spare parts and accessories for cars, and workshop services for consumers and businesses.

“Our strategic investment in Mekonomen Group allows us to obtain a significant interest in a leading company with a strong brand and a diverse operating model. This transaction is a natural extension of our goal to becoming the preeminent pan-European distributor of aftermarket automotive parts and accessories,” stated Robert L. Wagman, President and Chief Executive Officer of LKQ Corporation.

Under the terms of the definitive agreement, LKQ will acquire a 26.5% equity interest in Mekonomen AB from AXJ, and the transaction is expected to close in early December. LKQ intends to nominate two representatives for election to Mekonomen AB’s board of directors to replace AXJ’s two representatives.

“Mekonomen Group has an excellent reputation in the market for customer service and innovation and we have great respect for the quality of its operations and management. Mekonomen Group will remain independent of LKQ’s existing European operations; however, we look forward to exploring, together with Mekonomen Group’s management, areas where the companies could work together in a mutually beneficial manner,” stated John S. Quinn, Chief Executive Officer and Managing Director of LKQ Europe.

About LKQ Corporation
LKQ Corporation (www.lkqcorp.com) is a leading provider of alternative and specialty parts to repair and accessorize automobiles and other vehicles.  LKQ is also a leader in the design, production and supply of automotive glass to OEMs. LKQ has operations in North America, Europe, China and Taiwan. LKQ offers its customers a broad range of replacement systems, components, equipment and parts to repair and accessorize automobiles, trucks, and recreational and performance vehicles.

About Mekonomen Group

Mekonomen Group (www.mekonomen.com) is the leading independent car parts and service chain in the Nordic region, offering a wide range of quality products including spare parts and accessories for cars, and workshop services for consumers and businesses. Mekonomen Group is comprised of the three Group companies including MECA Scandinavia, Mekonomen Nordic and Sørensen og Balchen. Mekonomen Group has 342 stores and 2,126 affiliated workshops under the Group brands.

Forward Looking Statements

Statements and information in this press release that are not historical are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and are made pursuant to the “safe harbor” provisions of such Act. Forward-looking statements include, but are not limited to, statements regarding our outlook, guidance, expectations, beliefs, hopes, intentions and strategies. These statements are subject to a number of risks, uncertainties, assumptions and other factors that may cause our actual results, performance or achievements to be materially different. All forward-looking statements are based on information available to us at the time the statements are made. We undertake no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law. You should not place undue reliance on our forward-looking statements. Actual events or results may differ materially from those expressed or implied in the forward-looking statements. The risks, uncertainties, assumptions and other factors that could cause actual results to differ from the results predicted or implied by our forward-looking statements include the factors discussed in our filings with the SEC (which are available on our investor relations website at lkqcorp.com and on the SEC website at sec.gov), including those disclosed under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our Annual Report on Form 10-K for the year ended December 31, 2015 and in our subsequent Quarterly Reports on Form 10-Q, as well as the following factors:

•	our ability to influence the management, operational and financial decisions of Mekonomen Group while holding a minority interest;

•	effects of laws and regulations in Sweden applicable to Mekonomen Group’s business and the risks of investing in a foreign jurisdiction;

•	currency fluctuations in the U.S. dollar and the Swedish Krona;

•	fluctuations in Mekonomen AB’s share price which could impact the value of our ownership interest; and

•	changes in Mekonomen AB’s dividend policy.

Joseph P. Boutross
LKQ Corporation
Director, Investor Relations
(312) 621-2793
jpboutross@lkqcorp.com